EXHIBIT 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is made and entered into as of the 14 day of April, 2004, by and between FEATHERLITE, INC., a Minnesota corporation (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION (“Lender”).

WITNESSETH:

WHEREAS, Borrower and Lender have heretofore entered into that certain Amended and Restated Loan Agreement dated as of July 31, 2002, as amended by that certain First Amendment to Amended and Restated Loan Agreement dated February 18, 2003, and as amended by that certain Second Amendment to Amended and Restated Loan Agreement dated September 26, 2003 (the “Loan Agreement”; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Loan Agreement as amended by this Amendment); and

WHEREAS, Borrower has, pursuant to the Loan Agreement, executed and delivered to Lender, among other things, a certain Real Estate Term Loan Promissory Note dated July 31, 2002, payable to the order of Lender in the principal amount of $5,200,000.00 (as amended, the “Real Estate Term Loan Note”); and

WHEREAS, Borrower and Lender desire to further amend the Loan Agreement and amend the Real Estate Term Loan Note in the manner hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Section 2.02(b) to the Loan Agreement is hereby amended to provide as follows:

(a) A term loan in the principal amount of $5,200,000.00 (the “Real Estate Term Loan”). The Real Estate Term Loan shall mature on June 30, 2005 (on which date all unpaid principal and all accrued and unpaid interest shall become due and payable). Principal on the Real Estate Term Loan shall be due and payable in thirty-five (35) consecutive monthly installments as follows: twenty (20) equal consecutive monthly installments in the amount of $86,666.67 each, due and payable on the first (1st) day of each month commencing September 1, 2002 and ending April 1, 2004, fourteen (14) equal consecutive monthly installments in the amount of $43,333.33 each, due and payable on the first (1st) day of each month commencing May 1, 2004 and ending June 1, 2005, with the thirty-fifth (35th) and final installment in the amount of the then outstanding and unpaid principal balance of the Real Estate Term Loan due and payable on June 30, 2005. The Real Estate Term Loan will constitute, in part, a refinancing of the principal balance outstanding under (i) that certain Installment Note dated as of September 24, 1998 in the original principal amount of $5,000,000.00, and (ii) that certain Installment Note dated as of April 13, 1999 in the original principal amount of $1,000,000.00.

2. Subsections (viii), (ix), (x), and (xiii), respectively, of Section 5.01(k) to the Loan Agreement are hereby amended to provide as follows:

(viii) promptly upon knowledge thereof, notice of any loss of or damage to any tangible assets covered by the Security Agreement or of any other substantial adverse change in any Collateral or the prospect of payment thereof which could reasonably be expected to result in a financial loss to Borrower in excess of $100,000;

(ix) promptly upon knowledge thereof, notice of Borrower’s violation of any law, rule or regulation, the non-compliance with which could adversely affect Borrower’s business or its financial condition in an amount exceeding $100,000;

(x) the occurrence of any adverse change in the Properties, assets, liabilities, business, operations, prospects, income or condition (financial or otherwise) of Borrower, any other Obligor or any Subsidiary in an amount exceeding $100,000;

(xiii) any change in Borrower’s or any Subsidiary’s line(s) of business in an amount exceeding $100,000;

3. Subsections (i) and (iii), respectively, of Section 5.01(o) to the Loan Agreement are hereby amended to provide as follows:

(i) Minimum Consolidated Fixed Charge Coverage Ratio. Borrower will have a Consolidated Fixed Charge Coverage Ratio of at least 1.00 to 1.0 as of the end of each fiscal quarter for the year-to-date period then ended, commencing with the fiscal quarter ending March 31, 2004.

(iii) Minimum Consolidated EBITDA. Borrower will have a Consolidated EBITDA of at least $6,500,000.00 during each fiscal year of Borrower.

4. The definition of “Borrowing Base” contained in Exhibit A to the Loan Agreement is hereby amended to provide as follows:

Borrowing Base shall mean, as of the date of any determination thereof, the sum of:

(a) (i) Eighty-Five Percent (85%) if the Rate of Dilution of Borrower’s Accounts is less than or equal to Five Percent (5%), (ii) Eighty Percent (80%) if the Rate of Dilution of Borrower’s Accounts is greater than Five Percent (5%) but less than or equal to Eight Percent (8%), (iii) Seventy-Five Percent (75%) if the Rate of Dilution of Borrower’s Accounts is greater than Eight Percent (8%) but less than or equal to Ten Percent (10%) or (iv) Seventy-Percent (70%) if the Rate of Dilution of Borrower’s Accounts is greater than Ten Percent (10%), of the face amount of the Eligible Accounts of Borrower as of such date (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith and/or adjustments for reserves and allowances deemed appropriate by Lender in its good faith discretion); plus

(b) the lesser of (i) the sum as of such date of (x) Thirty Percent (30%) of that portion of the Eligible Inventory of Borrower consisting of raw materials, plus (y) Seventy Percent (70%) of that portion of the Eligible Inventory of Borrower consisting of work-in-process, sub-assembly, finished goods and used trailers, all valued at the lower of cost or market in accordance with GAAP, or (ii) $12,000,000.00; plus

(c) for sixty (60) days during the period commencing January 1, 2004 and ending December 31, 2004 (which days need not be consecutive), an amount equal to $1,000,000.00.

5. Exhibit D-2 to the Loan Agreement hereby is amended in its entirety as set forth in Exhibit D-2 attached to this Amendment and incorporated herein and therein by reference.

6. Pursuant to Borrower’s request, Lender hereby waives the existing Events of Default under the Loan Agreement caused by (i) Borrower’s failure to have a Consolidated Fixed Charge Coverage Ratio of at least 1.05 to 1.00 as of the end of its fiscal quarter ending December 31, 2003 as required by Subsection 5.01(o)(i) of the Loan Agreement, and (ii) Borrower’s failure to have Consolidated EBITDA of at least $9,000,000.00 during its fiscal year ended December 31, 2003 as required by Subsection 5.01 (o)(iii) of the Loan Agreement .

7. Borrower hereby agrees to pay Lender a nonrefundable amendment fee in the amount of $25,000.00 (the “Fee”) contemporaneously with the execution of this Amendment.

8. Contemporaneously with the execution and delivery of this Amendment, Borrower shall execute an deliver to Lender an amended and restated real estate term loan promissory note in the form attached hereto as Exhibit D-2 and incorporated herein by reference (the “Amended and Restated Real Estate Term Note”). All references in the Loan Agreement to the “Real Estate Term Loan Promissory Note” or the “Real Estate Term Loan Note” shall hereafter mean and refer to the Amended and Restated Real Estate Term Note, as the same may be amended, modified, renewed and restated from time to time.

9. All references in the Loan Agreement to “this Agreement” and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Amendment.

10. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Loan Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

11. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Loan Agreement as amended by this Amendment.

12. Borrower hereby represents and warrants to Lender that:

(a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, instrumentality, authority, agency or official or any other Person;

(b) the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Articles of Incorporation or By-Laws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory body, instrumentality authority, agency or official or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property is bound or to which Borrower or any of its Property is subject;

(c) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d) all of the representations and warranties made by Borrower and/or any other Obligor in the Loan Agreement and/or in any other Transaction Document are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and

(e) as of the date of this Amendment, no Default or Event of Default under or within the meaning of the Loan Agreement has occurred and is continuing.

13. In the event of any inconsistency or conflict between this Amendment and the Loan Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

14. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received:

(a) this Amendment, duly executed by Borrower;

(b) the Amended and Restated Real Estate Term Loan Note;

(c) a Consent of Participant, duly executed by LaSalle Bank National Association;

(d) a Certificate of Authority executed by the Secretary of Borrower; and

(e) the Fee.

15. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

16. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER AND LENDER COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER AND LENDER, EXCEPT AS BORROWER AND LENDER MAY LATER AGREE IN WRITING TO MODIFY THEM.

Signature page follows.

IN WITNESS WHEREOF, Borrower and Lender have executed this Third Amendment to Loan Agreement as of the date first above written.

FEATHERLITE, INC.

By	/s/ Conrad Clement
Title:	President and CEO

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Robin Van Meter
Title:	Vice President

CONSENT OF PARTICIPANT

The undersigned, in its capacity as the “Participant” under that certain Loan Participation Agreement dated as of October 8, 1998, by and between the undersigned and U.S. Bank National Association, formerly known as Firstar Bank Milwaukee, N.A. (“Lender”), relating to Featherlite, Inc., a Minnesota corporation (“Borrower”), as amended (as so amended, the “Participation Agreement”), hereby:

(a) consents to the terms, provisions and conditions contained in that certain Third Amendment to Amended and Restated Loan Agreement dated as of April 14, 2004 (the “Amendment”), subject to Participant’s receipt of $12,500.00, representing its portion of the Fee referenced in the Amendment; and

(b) acknowledges and agrees that all references in the Participation Agreement to the “Revolving Loan Agreement” and any other references of similar import shall henceforth mean the Amended and Restated Loan Agreement as amended by the Amendment; and

(c) acknowledges and agrees that the Participation Agreement is in full force and effect on the date hereof and the same is hereby ratified and confirmed.

Executed as of the 15th day of April, 2004.

LASALLE BANK NATIONAL ASSOCIATION

By	/s/ Steven Buford
Title:	Vice President